                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ]  Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         AMERISOURCEBERGEN CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                            [AMERISOURCEBERGEN LOGO]



                            ------------------------

January 22, 2002

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of AmerisourceBergen Corporation (the "Company"), which will be held at The Westin Philadelphia Hotel located at 99 South 17th Street, Philadelphia, Pennsylvania 19103 on Wednesday, February 27, 2002, at 2:00 p.m., local time.

     This booklet includes the Notice of Annual Meeting of Stockholders and the Proxy Statement. The Proxy Statement describes the business to be transacted at the Annual Meeting and provides information concerning the Company that you should consider when you vote your shares. In addition to the formal items of business to be brought before the meeting, members of management will report on the Company's operations and answer stockholders' questions.

     As a stockholder, your vote is important. I encourage you to submit your vote promptly and efficiently by calling the toll-free telephone number as provided on the proxy card or, if you prefer, by signing and returning your proxy card, whether or not you plan to attend, so that we may have as many shares as possible represented at the meeting. You may change your vote at any time prior to or at the meeting.

     Thank you for your cooperation and continued support and interest in the Company.

                                          Sincerely,

                                          /s/ Robert E. Martini



                                          ROBERT E. MARTINI
                                          Chairman of the Board

                            [AMERISOURCEBERGEN LOGO]

                            ------------------------

     NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD FEBRUARY 27, 2002

                            ------------------------

TO THE STOCKHOLDERS OF AMERISOURCEBERGEN CORPORATION:

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of the Stockholders of AMERISOURCEBERGEN CORPORATION (the "Company") will be held at The Westin Philadelphia Hotel, 99 South 17th Street, Philadelphia, Pennsylvania 19103 on Wednesday, February 27, 2002, at 2:00 p.m. local time, for the purpose of:

     (1) electing four directors;

     (2) approving the adoption of the AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan; and

     (3) transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on January 14, 2002 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Only holders of record of Common Stock of the Company on that date are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

     It is important that your shares be represented at the meeting regardless of the number of shares that you own. I encourage you to submit your vote promptly and efficiently by calling the toll-free telephone number as provided on the proxy card or, if you prefer, by completing and signing the enclosed proxy card and returning it in the enclosed postage pre-paid envelope as soon as you can, whether or not you expect to attend the Annual Meeting in person.

     A proxy statement for your additional information is attached to this notice.

     You are cordially invited to attend the Annual Meeting.

                                          Respectfully,

                                          /s/ William D. Sprague



                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

January 22, 2002

                         AMERISOURCEBERGEN CORPORATION
                          1300 MORRIS DRIVE, SUITE 100
                             CHESTERBROOK, PA 19087
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

GENERAL INFORMATION

     This proxy statement is furnished by the Board of Directors of AmerisourceBergen Corporation (the "Company") in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held February 27, 2002 and at any adjournments thereof (the "Annual Meeting"). The Company's annual report to stockholders, including financial statements, accompanies this notice and proxy statement, but is not incorporated as part of the proxy statement and is not to be regarded as part of the proxy solicitation material. The proxy and this proxy statement are being mailed to stockholders on or about January 30, 2002.

     Proxies are solicited by the Board of Directors of the Company in order to provide every stockholder an opportunity to vote on all matters scheduled to come before the meeting, whether or not he or she attends the meeting in person. When the enclosed proxy card is returned properly signed, the shares represented thereby will be voted by the proxy holders named on the proxy card in accordance with the stockholder's directions. You are urged to specify your choices by marking the appropriate boxes on the enclosed proxy card. If the proxy is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors.

     Solicitation of proxies is made on behalf of the Board of Directors of the Company, and the cost of preparing, assembling and mailing the notice of Annual Meeting, proxy statement, and form of proxy will be borne by the Company. In addition to the use of the mail, proxies may be solicited by directors, officers and regular employees of the Company, without additional compensation, in person or by telephone or other electronic means. The Company will reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

     This is the Company's first proxy statement and annual meeting of stockholders since the completion of the merger (the "Merger") of AmeriSource Health Corporation, a Delaware corporation ("AmeriSource"), and Bergen Brunswig Corporation, a New Jersey corporation ("Bergen"), on August 29, 2001 (the "Merger Date"). Thus, certain information in this proxy statement necessarily pertains to AmeriSource and Bergen prior to the Merger.

REVOCABILITY OF PROXY

     Execution of the enclosed proxy will not affect your right to attend the Annual Meeting and vote in person. If you do attend, you may vote by ballot at the meeting, thereby effectively canceling any proxies previously given. In addition, a stockholder giving a proxy may revoke it at any time before it is voted at the meeting by filing with the Secretary of the Company an instrument revoking it, or by filing with the Company a duly executed proxy bearing a later date.

VOTING AT THE ANNUAL MEETING

     Only the holders of record of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company at the close of business on January 14, 2002 are entitled to receive notice of and to vote at the Annual Meeting. Each holder of Common Stock entitled to vote will have the right to one vote for each share held on all matters to come before the meeting. On January 14, 2002, there were 103,962,200 shares of Common Stock issued and outstanding.

     The holders of a majority of the shares of Common Stock entitled to vote must be present in person or by proxy at the Annual Meeting to constitute a quorum for the purpose of transacting business at the meeting. Except for the election of directors, the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote on a proposal is required to ratify and approve the proposal. Abstentions are counted in tabulations of the votes cast by stockholders on the proposals and will have the effect of a negative vote. Broker non-votes will not be counted for purposes of determining whether any proposal has been approved. Directors are elected by a plurality of the votes present or represented by proxy at the meeting and entitled to vote on the election of directors. Because directors are elected by a plurality of votes, abstentions and broker non-votes will not affect their election.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors currently consists of ten directors, divided into three classes: Class I, Class II and Class III, each class being as nearly equal in number as possible. Pursuant to the agreement governing the Merger, AmeriSource designated four members of the Board of Directors and Bergen designated four members of the Board of Directors, and since the Merger, the Board has appointed two additional directors. The directors of each class serve terms of three years. The term of office of one class of directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three year term. The term of the four Class I directors, Dr. Jane E. Henney and Messrs. Rodney H. Brady, Charles H. Cotros and R. David Yost, will expire at the Annual Meeting. The other six directors will remain in office for the remainder of their respective terms, as indicated below.

     At the Annual Meeting four Class I directors are to be elected. Each of the director nominees is currently a director of the Company. Each nominee for director has consented to his or her nomination and, so far as the Board of Directors and management are aware, will serve as a director if elected. However, if any of the nominees should become unavailable prior to the election, the shares represented by proxies may be voted for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors chooses to reduce the number of directors to be elected. Unless otherwise specified by the stockholders, it is intended that the shares represented by proxies will be voted for the four nominees for director listed below. There is no arrangement or understanding between any director or nominee for director and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

NOMINEES FOR CLASS I DIRECTORS -- TERMS EXPIRING IN 2005

RODNEY H. BRADY                        Director since August 2001

     President and Chief Executive Officer, Deseret Management Corporation

          Mr. Brady, age 68, was a director of Bergen from 1973 to the Merger Date. He has served as President and Chief Executive Officer of Deseret Management Corporation since 1996. Prior to that, Mr. Brady served as President and Chief Executive Officer of Bonneville International Corporation from 1985 to 1996.

CHARLES H. COTROS                        Director since January 2002

     Chairman and Chief Executive Officer, Sysco Corporation

          Mr. Cotros, age 64, has served as Chairman of Sysco Corporation since July 2000 and as Chief Executive Officer since January 2000. He served as Chief Operating Officer from 1995 until Janu-ary 2000 and as President from 1999 until July 2000. Mr. Cotros has held a variety of positions with Sysco Corporation since 1974.

JANE E. HENNEY, M.D.                        Director since January 2002

     Senior Scholar in Residence, Association of Academic Health Centers

          Dr. Henney, age 54, is Senior Scholar in Residence at the Association of Academic Health Centers in Washington, D.C. Prior to this appointment, Dr. Henney was Commissioner of Food and Drugs at the United States Food and Drug Administration from 1998 to 2001. She was also Deputy Commissioner of Operations at the United States Food and Drug Administration from 1992 to 1994. She is a medical oncologist and has held several posts at the National Cancer Institute, including Deputy Director from 1980 to 1985. Dr. Henney serves as a director of AstraZeneca PLC.

R. DAVID YOST                        Director since August 2001

     President and Chief Executive Officer, AmerisourceBergen Corporation

          Mr. Yost, age 54, has been President and Chief Executive Officer of the Company since the Merger Date. Mr. Yost previously served as Chairman and Chief Executive Officer of AmeriSource from December 2000 to the Merger Date and as President and Chief Executive Officer of AmeriSource from May 1997 to December 2000. Prior to that, Mr. Yost served as Executive Vice President -- Operations of AmeriSource since 1995. Mr. Yost has held a variety of positions with AmeriSource or its predecessor since 1974.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN THIS PROPOSAL. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THEIR PROXY CARDS. THE FOUR NOMINEES RECEIVING THE HIGHEST NUMBER OF AFFIRMATIVE VOTES OF THE SHARES OF COMMON STOCK PRESENT OR REPRESENTED AND ENTITLED TO BE VOTED SHALL BE ELECTED AS DIRECTORS.

INCUMBENT CLASS II DIRECTORS -- TERMS EXPIRING IN 2003

RICHARD C. GOZON                        Director since August 2001

     Executive Vice President, Weyerhaeuser Company

          Mr. Gozon, age 63, was a director of AmeriSource from 1994 to the Merger Date. He has served as Executive Vice President of Weyerhaeuser Company since June 1994. Mr. Gozon serves as a director of UGI Corporation, Triumph Group, Inc. and Amerigas Partners, L.P.

JAMES R. MELLOR                        Director since August 2001

     Chairman, USEC, Inc.

          Mr. Mellor, age 71, was a director of Bergen from 1979 to the Merger Date. Mr. Mellor has served as Chairman of USEC, Inc. since 1998. Prior to that, Mr. Mellor was Chairman and Chief Executive Officer of General Dynamics Corporation from 1993 to 1997. From 1991 to 1993, Mr. Mellor was President and Chief Operating Officer of General Dynamics Corporation. Mr. Mellor serves as a director of General Dynamics Corporation, USEC, Inc. and Computer Sciences Corporation.

J. LAWRENCE WILSON                        Director since August 2001

     Retired Chairman and Chief Executive Officer, Rohm and Haas Company

          Mr. Wilson, age 65, was a director of AmeriSource from January 2000 to the Merger Date. He served as Chairman and Chief Executive Officer of Rohm and Haas Company from 1988 until his retirement in 1999. Mr. Wilson serves as a director of Cummins Inc., The Mead Corporation and The Vanguard Group of Investment Companies.

INCUMBENT CLASS III DIRECTORS -- TERMS EXPIRING IN 2004

EDWARD E. HAGENLOCKER                        Director since August 2001

     Retired Vice Chairman, Ford Motor Company

          Mr. Hagenlocker, age 62, was a director of AmeriSource from 1999 to the Merger Date. He served as Vice Chairman of Ford Motor Company from 1996 until his retirement in 1999 and Chairman of Visteon Corporation from 1997 to 1999. He formerly served as President of Ford Automotive Operations from 1994 to 1996 and Chairman of Ford of Europe in 1996. Mr. Hagenlocker serves as a director of Boise Cascade Corporation, Air Products and Chemicals, Inc. and American Standard Companies.

ROBERT E. MARTINI                        Director since August 2001

     Chairman, AmerisourceBergen Corporation

          Mr. Martini, age 69, was a director of Bergen from 1962 to the Merger Date. He was Chairman of Bergen's Board of Directors from 1992 to the Merger Date and Chief Executive Officer of Bergen from November 1999 to the Merger Date. Prior to that, he had been a consultant to Bergen since 1997. Mr. Martini served as Chief Executive Officer of Bergen from 1990 to 1997 and President of Bergen from 1981 to 1992. Mr. Martini serves as a director of Mossimo, Inc.

FRANCIS G. RODGERS                        Director since August 2001

     Author and Lecturer

          Mr. Rodgers, age 75, was a director of Bergen from 1982 to the Merger Date. Mr. Rodgers is an author and lecturer. Previously, Mr. Rodgers served as Vice President, Marketing, for International Business Machines, Inc. Mr. Rodgers serves as a director of Milliken and Company and Protegrity Inc.

BOARD OF DIRECTORS

     From the Merger Date until the end of fiscal year 2001, the Board of Directors of the Company met once. During fiscal year 2001, the boards of directors of AmeriSource and Bergen met six and eleven times, respectively, and no incumbent director attended fewer than 75% of the total number of meetings of the board of directors and the committees of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board of Directors are the Audit and Corporate Responsibility Committee, the Compensation and Succession Planning Committee, the Executive and Finance Committee and the Governance and Investment Committee. Because the Company was formed on August 29, 2001 and its fiscal year ended on September 30, 2001, there were very few committee meetings during fiscal year 2001.

     The Audit and Corporate Responsibility Committee (i) advises the Board of Directors on the scope of the annual audit by the independent auditors for the Company, the Company's internal audit program and miscellaneous auditing matters, (ii) reviews and discusses the Company's audited financial statements with management, (iii) discusses with the independent auditors matters related to the conduct of the audit, (iv) reviews and discusses the independence of the Company's auditors, (v) monitors audit fees and expenses, including fees incurred for non-audit services, and (vi) monitors the Company's policies, practices, and programs in relation to vendors, customers, employees, stockholders and the communities in which Company operations are located. A full description of the Audit and Corporate Responsibility Committee's primary responsibilities, operating principles, and relationship with internal and external auditors is contained in the Audit and Corporate Responsibility Committee Charter, which is attached to this proxy statement as Appendix A. The Audit and Corporate Responsibility Committee held one meeting during fiscal year 2001. The Chairman of the Audit and Corporate Responsibility Committee is Mr. Hagenlocker and its other members are Messrs. Brady, Gozon and Rodgers.

     The Compensation and Succession Planning Committee (i) reviews annually and approves the Company's executive compensation strategy to ensure that management is rewarded appropriately for its contributions to Company profitability, (ii) ensures that the executive compensation strategy supports the Company's objectives and stockholder interests, (iii) determines that the annual incentive compensation plan is administered consistently with the Company's compensation strategy, (iv) reviews annually and determines the individual elements of total compensation for the Chief Executive Officer and other members of senior management, (v) communicates in the annual Report of the Compensation and Succession Planning Committee the factors on which compensation for the Chief Executive Officer and other members of senior management was based, including the relationship of Company performance to their compensation, (vi) monitors the Company's compensation and stock options practices to ensure appropriate alignment with the Company's overall performance objectives, and (vii) proposes stock option plans to stockholders that are consistent with stockholder interests in providing a competitive incentive plan for key associates, determines the guidelines in administering the plans, awards grants and monitors their effectiveness. The Compensation and Succession Planning Committee held one meeting during fiscal year 2001. The Chairman of the Compensation and Succession Planning Committee is Mr. Mellor and its other members are Messrs. Gozon, Rodgers and Wilson.

     The Executive and Finance Committee, except as limited by Delaware law and the Company's Bylaws, (i) has all of the powers and exercises all of the authority of the Board of Directors between the meetings of the Board and while the Board is not in session, (ii) reviews the asset and liability structure of the Company, and considers its funding and capital needs, and (iii) reviews reports on the progress of investment activities and strategies developed to meet changing economic and market conditions. The Executive and Finance Committee did not meet during fiscal year 2001. The Chairman of the Executive and Finance Committee is Mr. Yost and its other members are Messrs. Martini, Mellor and Wilson.

     The Governance and Investment Committee (i) identifies and evaluates qualified candidates to serve as Directors of the Company, including both at annual meetings of stockholders and in connection with filling any vacancies which may occur, (ii) makes recommendations to the Board of Directors concerning such candidates, (iii) assesses the performance of the Board of Directors, and
(iv) oversees the administration of the Company's employee benefit plans and investment decisions relating to the retirement plans. Such Committee also has the responsibility for evaluating and advising the Board on the Company's approach to corporate governance. The Governance and Investment Committee did not meet during fiscal year 2001. The Chairman of the Governance and Investment Committee is Mr. Brady and its other members are Messrs. Hagenlocker, Martini and Wilson.

COMPENSATION OF DIRECTORS

     Directors who are full-time employees of the Company receive no additional compensation for services as a director. Each non-employee director of the Company is paid an annual fee of $50,000 for services as a director of the Company, a fee of $2,000 for attendance in person at each meeting of the Board of Directors and a fee of $1,000 for attendance in person at each committee meeting. The Chairman of the Board receives a fee of $4,000 for attendance in person at each meeting of the Board of Directors and committee chairpersons receive a fee of $2,000 for attendance in person at each committee meeting. Each non-employee director receives 50% of the in-person meeting fee for telephonic Board and committee meetings.

     The Company's directors are entitled to a one-time grant of restricted stock having a value of $50,000 at the date of grant, which generally vests three years from the date of grant. In addition, the Company's directors are entitled to an annual grant of non-qualified stock options having a Black-Scholes value of $100,000 and a strike price equal to the closing price of shares on the day before the date of grant. Stock options will vest in equal annual installments over the three-year period from the date of grant, subject to continued service on the Board. Option grants will generally be effective as of each Annual Meeting of Stockholders.

     The Company offers three deferred compensation or equity conversion opportunities for non-employee directors:

  AmerisourceBergen Corporation 2001 Deferred Compensation Plan

     A director may elect to defer all or any part of the annual retainer compensation and meeting fees received and have the deferred amount credited to an account under the AmerisourceBergen Corporation 2001 Deferred Compensation Plan ("Deferred Compensation Plan"). Deferred accounts will be credited with interest at one percentage point higher than the prime rate as in effect from time to time. Payment under the Deferred Compensation Plan will be made or commence on the first day of the month after the non-employee director ceases being a director of the Company. Alternatively, a director may elect to receive a deferred benefit: (i) over annual periods ranging from three to fifteen years and payable in quarterly installments; or (ii) in a single distribution. The Company pays all costs and expenses incurred in the administration of the Deferred Compensation Plan.

  AmerisourceBergen Corporation 2001 Non-Employee Directors' Restricted Stock
Plan

     A director may elect to forego 50% or more of the annual retainer compensation received and in lieu thereof, provided the director does not elect to have the foregone amount credited in the form of stock options under the AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan, receive a grant of restricted stock having a value equal to 125% of the amount of compensation foregone. In most cases, all restrictions on the stock will lapse three years from the grant date. A director who retires prior to three years from the date of grant could receive a pro rata distribution of such stock at the discretion of the Board. A director may also elect to defer the receipt of shares subject to restrictions to a date certain or to death, disability or termination of service by electing to defer the receipt of shares at least one year in advance of the vesting date. In general, restricted stock granted will be treated as granted in advance on or about the date of the Annual Meeting of Stockholders, based on the closing price of Company stock on the immediately preceding business day.

  AmerisourceBergen Corporation 2001 Non-Employee Directors' Stock Option Plan

     A director may elect to forego 50% or more of the annual retainer compensation received and in lieu thereof, provided the director does not elect to have the foregone amount credited in the form of restricted stock under the AmerisourceBergen Corporation 2001 Non-Employee Directors' Restricted Stock Plan, receive a grant of non-qualified stock options having a Black-Scholes value equal to 150% of the amount of foregone compensation. In most cases, options will vest and become exercisable in three equal annual installments on each anniversary of the grant date, subject to continued service on the Board. In general, options granted will be granted in advance on or about the date of the Annual Meeting of Stockholders, with a strike price based on the closing price of Company stock on the immediately preceding business day.

REPORT OF THE AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit and Corporate Responsibility Committee (the "Audit Committee") reviews the Company's financial reporting process on behalf of the Board. In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2001 with the Company's management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, and has represented to the Audit Committee that such financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

     The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditors' independence.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.

     During the fiscal year ended September 30, 2001, Ernst & Young LLP, the Company's independent auditors, billed the Company the fees set forth below in connection with services rendered by that firm to the Company:

                           FEES OF ERNST & YOUNG, LLP

Audit Fees..................................................  $1,300,000
Financial Information Systems Design and Implementation
  Fees......................................................           0
All Other Fees:
     Audit Related Services.................................   1,163,252
     Other Services.........................................      76,355
                                                              ----------
                                                               1,239,607
                                                              ----------
Total Fees..................................................  $2,539,607
                                                              ==========

     Audit related services primarily include SEC registration statements, comfort letters and consents, accounting and tax due diligence, employee benefit plan audits, and accounting consultations, most of which were associated with the Merger.

     The Audit Committee is composed of Messrs. Hagenlocker, Brady, Gozon and Rodgers, each of whom is "independent" under the New York Stock Exchange's listing standards.

                                          AUDIT AND CORPORATE RESPONSIBILITY
                                          COMMITTEE
                                          Edward E. Hagenlocker, Chairman
                                          Rodney H. Brady
                                          Richard C. Gozon
                                          Francis G. Rodgers

REPORT OF THE COMPENSATION AND SUCCESSION PLANNING COMMITTEE OF THE BOARD OF DIRECTORS

     The role of the Compensation and Succession Planning Committee of the Company (the "Compensation Committee") is to recommend, establish, oversee and direct the Company's executive compensation policies and programs and to recommend to the Board of Directors compensation for executive officers. In carrying out this role, the Compensation Committee believes it is important to align executive compensation with Company values and objectives, business strategies, management initiatives, business financial performance and enhanced stockholder value.

     The Compensation Committee is comprised of independent outside directors, none of whom is or was an officer or employee of AmeriSource, Bergen, any of their respective subsidiaries, or the Company. Certain compensation decisions, such as stock option awards and executive bonus payments, were made for fiscal year 2001 by each of the compensation committees of AmeriSource and Bergen. Therefore, the members of the Compensation Committee are, in certain instances, reporting on determinations and actions made by the prior compensation committees. Periodically the Compensation Committee solicits and receives recommendations and advice from independent third-party compensation consultants.

  Compensation Philosophy

     The goals of the Company's compensation program are (i) to align individual contributions with business objectives and performance, (ii) to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company, and (iii) to motivate those executives to advance the interests of stockholders.

     The executive compensation programs both of AmeriSource and Bergen were designed to attract and retain key executives with outstanding abilities and to motivate them to perform to the full extent of their abilities. The Compensation Committee believes that executives should have a greater portion of their compensation at risk than other employees, and that executive compensation should be tied directly to the performance of the business and be aligned with benefits realized by the Company's stockholders.

  Components of Compensation

     Compensation for Company executives, in effect for applicable executives of AmeriSource and Bergen during fiscal year 2001, consisted of both cash and equity-based opportunities. The annual cash compensation consisted of (i) base salary and (ii) an annual incentive opportunity. Equity-based opportunities are provided on a long-term basis through the Company's stock option plans.

     The compensation consultants retained by the compensation committees of AmeriSource and Bergen have advised that the salaries, when coupled with annual incentive awards paid to the Company's Chief Executive Officer and other executive officers, are consistent with competitive practices in the industry. In making this determination, the consultants analyzed the compensation payable at the pharmaceutical wholesale distribution companies included in the Peer Group Index described in the discussion of Stockholder

Return Performance below, and also relied upon survey data covering a broader range of wholesale and distribution companies.

     The Company's Compensation Committee has reviewed the base salaries of executive officers and has made adjustments that in its judgment are appropriate. The Compensation Committee reviews executive officer salaries annually and makes adjustments based on past performance, changed job duties, scope and responsibilities, competitive pay data and expected future contributions of each executive officer.

     The Compensation Committee also oversees the Company's annual incentive payments to executive officers. Each year the Compensation Committee establishes challenging objectives based on business prospects for that year. For Messrs. Yost, Hilzinger, Dimick, Carpenter and Martini, and for the other senior members of management, annual incentive opportunities are based on achieving both current financial performance objectives and individual strategic and operating objectives related to longer-term earnings, with greater weight given to the current financial performance objectives. Following the end of each fiscal year, the Compensation Committee reviews business results and the individual performance of each executive officer and each senior member of management, and determines and recommends to the Board of Directors annual incentive payments. In fiscal year 2001, both AmeriSource and Bergen exceeded their financial performance goals for earnings per share and return on committed capital. Strategic and operating objectives were met by Messrs. Yost and Hilzinger for AmeriSource and Messrs. Dimick, Carpenter and Martini for Bergen.

     AmeriSource's long-term, equity-based 1999 Stock Option Plan (the "1999 AmeriSource Plan") and Bergen's similar 1999 Management Stock Incentive Plan (the "1999 Bergen Plan") were approved by their respective Boards of Directors in December 1998 and September 1998, respectively, and by their stockholders in March 1999 and April 1999, respectively. The Compensation Committee of each of AmeriSource and Bergen administered the 1999 AmeriSource Plan and the 1999 Bergen Plan. The 1999 AmeriSource Plan consisted of non-qualified stock option grants and the 1999 Bergen Plan consisted of both non-qualified and incentive stock option grants. Options to purchase a total of 180,000 shares of Common Stock were granted pursuant to the 1999 AmeriSource Plan to Messrs. Yost and Hilzinger in fiscal year 2001, representing approximately 14% of the options granted to AmeriSource's management. Options to purchase a total of 56,974 shares of Common Stock were granted pursuant to the 1999 Bergen Plan to Messrs. Dimick, Carpenter and Martini in fiscal year 2001, representing approximately 9% of the options granted to Bergen's management.

     AmeriSource's long-term, equity-based 2001 Stock Option Plan (the "2001 AmeriSource Plan") was approved by its Board of Directors in December 2000 and by its stockholders in March 2001. The Compensation Committee of AmeriSource administered the 2001 AmeriSource Plan. The 2001 AmeriSource Plan consisted of non-qualified stock option grants. Options to purchase a total of 275,000 shares of Common Stock were granted pursuant to the 2001 AmeriSource Plan to the executive officers of AmerisourceBergen in fiscal year 2001, representing approximately 15% of the options granted to AmerisourceBergen's management.

  Chief Executive Officer Compensation

     Each year that Mr. Yost was the Chief Executive Officer of AmeriSource, its Compensation Committee and Mr. Yost agreed to multi-year objectives. With Mr. Yost becoming the Chief Executive Officer of the Company, the Compensation Committee of the Company will review the Chief Executive Officer's performance against those objectives at year-end. This review includes a detailed analysis of the short-and long-term financial results as well as progress toward the Company's strategic objectives. In addition, the Compensation Committee considers individual factors such as Mr. Yost's leadership ability, ability to execute the business strategy and the Company's relationship with customers and the investment community. Mr. Yost's salary has been determined based on data received on the salaries of chief executive officers at companies included in the Peer Group Index as well as upon survey data obtained from wholesale and distribution companies generally.

     Mr. Yost's annual incentive opportunity prior to the Merger was 120% of his base salary, subject to certain adjustments based on his individual performance, as determined by the Compensation Committee, and the performance of the Company. Of this amount, 50% was based on the Company's achievement of earnings per share ("EPS") goals and 50% was based on goals relating to return on committed capital. For fiscal year 2001, the Company exceeded its EPS goal and exceeded the goal for return on committed capital. Based on the foregoing factors, Mr. Yost's annual incentive payment was 114% of his base salary.

  Deductibility of Compensation

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a $1 million limit on the deductibility of compensation paid to certain executive officers of public companies, unless the compensation meets certain requirements for "performance-based" compensation. Non-performance-based compensation paid to the Company's executive officers for fiscal year 2001 exceeded the $1 million limit per officer only by a modest amount for Mr. Yost and the Compensation Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company's executive officers.

     The Compensation Committee will continue to consider and evaluate all the Company's compensation programs in light of Section 162(m) of the Code and related regulations. However, the Company may pay compensation which is not deductible in certain circumstances if sound business judgment so requires.

                                          COMPENSATION AND SUCCESSION
                                          PLANNING COMMITTEE
                                          James R. Mellor, Chairman
                                          Richard C. Gozon
                                          Francis G. Rodgers
                                          J. Lawrence Wilson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee is a former or current officer or employee of the Company, AmeriSource or Bergen or any of their respective subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this proxy statement.

                                   PROPOSAL 2

                 APPROVAL OF THE AMERISOURCEBERGEN CORPORATION
                       2002 EMPLOYEE STOCK PURCHASE PLAN

     On January 18, 2002, the Board of Directors of the Company authorized the adoption of a new AmerisourceBergen Corporation 2002 Employee Stock Purchase Plan (the "Plan"), which is attached to this proxy statement as Appendix B. So that participants may enjoy certain tax advantages, the Plan is intended to meet the requirements of Section 423 of the Code. Approval of the Plan by the Company's stockholders is a condition to favorable tax treatment under Section 423.

     The purpose of the Plan is to encourage the purchase of Common Stock by the Company's employees and the employees of the subsidiaries of the Company whose participation is approved by the Board of Directors, to provide employees with a personal stake in the Company and to help recruit and retain employees. The Board of Directors has designated AmeriSource, Bergen and their subsidiaries as Participating Companies whose employees may become eligible to participate in the Plan.

     Provided that the Company's adoption of the Plan is approved by the Company's stockholders, it is anticipated that the first offering period under the Plan will commence on a date following the Annual Meeting as determined by the Compensation Committee, which will also serve as the Plan Administrator.

DESCRIPTION OF THE PLAN

     The Plan provides employees with the right to purchase shares of Common Stock through payroll deduction. A total of 4,000,000 shares of Common Stock will be available for purchase under the Plan, subject to adjustment in the number and price of shares available for purchase if the number of outstanding shares of Common Stock are increased or decreased through stock dividends, recapitalizations, stock splits, reorganizations or similar changes.

  Eligibility and Participation

     Generally, an employee of a participating company is eligible to participate in the Plan if the employee has completed 30 or more days of service as of the start date of an offering period. If the Plan had been effective as of December 31, 2001, approximately 12,000 employees, including the Company's executive officers, would have been eligible to participate in the Plan. Employees who, after purchasing shares of Common Stock under the Plan, would own 5% or more of the total combined voting power or value of all classes of the equity securities of the Company or any subsidiary corporation are not eligible to purchase additional shares under the Plan. In addition, the maximum fair market value of Common Stock an eligible employee may purchase in a calendar year is limited to $25,000.

     Shares of Common Stock will be available under the Plan during each offering period. The offering periods will be semi-annual periods commencing on dates determined from time to time by the Compensation Committee. Eligible employees may elect to participate in the Plan before the start of an offering period. Shares of Common Stock will be deemed to have been purchased on the last day of the offering period. The purchase price per share will be 85 percent of the lesser of the fair market value per share of Common Stock on the first day of the offering period or the fair market value per share of Common Stock on the last business day of the offering period.

     To become a participant in the Plan (for purposes of this Proposal 2, a "Participant"), an eligible employee who wishes to participate in the Plan must file an election form with the Plan Administrator or its designee at least 30 days before the beginning of an offering period. Each Participant will have payroll deductions of any whole percentage up to 25% of his or her compensation made on each regular payday during the time he or she is a Participant in the Plan. All payroll deductions will be credited to the Participant's account under the Plan.

  Termination of Participation

     A Participant may discontinue his or her participation in the Plan at any time, but no other change can be made during an offering period. If a Participant's employment terminates for any reason, all amounts credited to such Participant's account will be returned to the Participant. A Participant who is on an approved leave of absence will remain eligible to participate in the Plan through the end of the offering that commenced prior to such leave, unless the approved leave of absence ends and the Participant does not return to active employment prior to the end of that offering.

  Method of Share Purchase; Holding Period

     All funds held or received by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Common Stock or refunded to employees and shall not be segregated from the Company's general assets. Shares of Common Stock purchased under the Plan will be issued from the Company's treasury shares or from authorized but unissued shares. The Company will pay all fees and expenses incurred, excluding individual federal, state, local or other taxes, in connection with the Plan.

     A participant may not dispose of any share of Common Stock purchased under the Plan before the later of (i) the lapse of 18 months from the start date of an offering period or (ii) the lapse of one year after the transfer of the share to the participant.

  Federal Income Taxation

     The Plan is not qualified under Section 401(a) of the Code. The Company generally will not be entitled to a deduction with respect to stock purchased under the Plan, unless the stock is disposed of less than one year after it is purchased by the employee, or less than two years after the start of the offering period pursuant to which the stock was purchased.

     Generally, no tax consequences arise at the time the Participant purchases shares of Common Stock under the Plan. In general, upon a disposition of shares, the Participant will receive compensation taxable as ordinary income for the taxable year in which the disposition occurs in an amount equal to the lesser of the excess of the fair market over the purchase price value of the shares at the beginning of the offering period or the excess over the purchase price of (i) the amount actually received for the shares if sold or exchanged or (ii) the fair market value of the shares on the date of any other termination of his or her ownership (such as by gift). The amount of such ordinary income is then added to the Participant's basis in his shares for purposes of determining capital gain or loss. This tax treatment only applies if the Participant does not dispose of the shares for at least one year after the date of purchase and the Participant does not dispose of the shares for at least two years after the beginning of the offering period pursuant to which the shares were purchased.

     If a Participant disposes of shares of Common Stock purchased under the Plan before the holding period is satisfied, he or she will receive compensation taxable as ordinary income in the amount of the difference between the amount paid for the shares and the fair market value of the shares at the time of purchase. If the shares are sold or exchanged, the amount of such ordinary income is added to the Participant's basis in his shares for purposes of determining capital gain or loss.

     If a Participant dies before disposing of the shares purchased under the Plan, he or she will be deemed to have realized compensation income taxable as ordinary income in the taxable year closing with his or her death in an amount equal to the lesser of the excess of the fair market over the purchase price value of the shares at the beginning of the offering period or the excess over the purchase price of the fair market value of the shares on the date of death. The Participant is deemed not to have realized any capital gain or loss because of death.

  Amendment or Termination of the Plan

     The Board of Directors has the right to amend, modify or terminate the Plan at any time without notice, provided that, upon any termination, all shares or unapplied payroll deductions will be distributed to Participants, and provided further, that no amendment will affect the right of a Participant to receive his or her proportionate interest in the shares or unapplied payroll deductions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE ADOPTION OF THE AMERISOURCEBERGEN CORPORATION 2002 EMPLOYEE STOCK PURCHASE PLAN AS DESCRIBED IN THIS PROPOSAL 2.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 2001, certain information regarding the beneficial ownership of Common Stock of the Company, including shares of Common Stock as to which a right to acquire ownership within 60 days exists, of each director, each nominee for director, each executive officer, all the directors and executive officers of the Company as a group, and each person known to the Company to have been the beneficial owner of more than 5% of the outstanding Common Stock.

                                                                              AGGREGATE NUMBER
                                                                                 OF SHARES        PERCENT
                                                     TITLE OF                   BENEFICIALLY        OF
NAME OF BENEFICIAL OWNER                         BENEFICIAL OWNER                OWNED (1)         CLASS
------------------------                         ----------------             ----------------    -------
R. David Yost(2)                       President, Chief Executive Officer
                                       and Director.........................       613,500          *
Kurt J. Hilzinger(2)                   Executive Vice President and Chief
                                       Operating Officer....................       300,450          *
Neil F. Dimick(2)                      Executive Vice President and Chief
                                       Financial Officer....................       151,406          *
Charles J. Carpenter(2)                Senior Vice President and President
                                       of PharMerica, Inc. .................       144,494          *
Steven H. Collis(2)                    Senior Vice President and President
                                       of AmerisourceBergen Specialty
                                       Group................................        84,432          *
Brent R. Martini(2)(4)                 Senior Vice President and President
                                       of AmerisourceBergen Drug Company....       297,554          *
Robert E. Martini(3)(5)                Director and Chairman of the Board of
                                       Directors............................     1,872,003          1.8
Rodney H. Brady(3)(6)                  Director.............................        49,969          *
Charles H. Cotros(8)                   Director.............................             0
Richard C. Gozon(3)                    Director.............................        68,000          *
Edward E. Hagenlocker(3)               Director.............................        36,372          *
Jane E. Henney(8)                      Director.............................             0
James R. Mellor(3)                     Director.............................        44,936          *
Francis G. Rodgers(3)(7)               Director.............................        25,463          *
J. Lawrence Wilson(3)                  Director.............................        41,372          *
All directors and executive officers
  as a group (15 persons)(2)(3).............................................     3,729,041          3.6
Putnam Investments
  One Post Office Square
  Boston, MA 02109. ........................................................     5,500,000          5.3

---------------
 *  Less than 1.0%

(1) Based on information furnished to the Company by the respective stockholders. The Company is informed that, unless otherwise indicated, the beneficial owners have sole voting and investment power over the shares shown opposite their names.

(2) Common Stock and the percent of class listed as being beneficially owned by the Company's executive officers include outstanding options to purchase Common Stock which are exercisable within 60 days of December 31, 2001, as follows: Mr. Yost -- 237,500 shares; Mr. Hilzinger -- 183,750 shares; Mr. Dimick -- 130,528 shares; Mr. Carpenter -- 122,797 shares; Mr.
    Collis -- 75,529 shares; and Mr. Martini -- 145,509 shares.

(3) Common Stock and the percent of class listed as being beneficially owned by the Company's non-employee directors include outstanding options to purchase Common Stock which are exercisable within

60 days of December 31, 2001, as follows: Mr. Martini -- 154,813 shares; Mr. Brady -- 16,217 shares; Mr. Gozon -- 58,000 shares; Mr. Hagenlocker -- 31,000 shares; Mr. Mellor -- 34,717 shares; Mr. Rodgers -- 16,217 shares; and Mr.
     Wilson -- 31,000 shares.

(4) Includes 131,107 shares held in trust for Mr. Martini's benefit and 11,680 shares for which he does not have voting or dispositive power.

(5) Includes 35,080 shares beneficially owned by Mr. Martini for which he does not have voting or dispositive power.

(6) Includes 33,751 shares held by Mr. Brady and his wife as tenants in common.

(7) Includes 3,116 shares held in the Rodgers Pension Plan for which he and his wife are co-trustees.

(8) Mr. Cotros and Dr. Henney were appointed to the Board of Directors in January 2002 and are standing for election to a full three-year term at the Annual Meeting of Stockholders on February 27, 2002.

                                   MANAGEMENT

EXECUTIVE OFFICERS

     The executive officers of the Company are as follows:

NAME                                        AGE                      TITLE
----                                        ---                      -----
R. David Yost.............................  54     President and Chief Executive Officer
Kurt J. Hilzinger.........................  41     Executive Vice President and Chief
                                                   Operating Officer
Neil F. Dimick............................  52     Executive Vice President and Chief
                                                   Financial Officer
Charles J. Carpenter......................  52     Senior Vice President and President of
                                                   PharMerica, Inc.
Steven H. Collis..........................  40     Senior Vice President and President of
                                                   AmerisourceBergen Specialty Group
Brent R. Martini..........................  42     Senior Vice President and President of
                                                   AmerisourceBergen Drug Company

     Mr. Yost is described above as a nominee for director.

     Mr. Hilzinger has served as Executive Vice President and Chief Operating Officer of the Company since the Merger Date. Mr. Hilzinger served as President and Chief Operating Officer of AmeriSource from December 2000 to the Merger Date. Prior to that time he served as Senior Vice President and Chief Operating Officer of AmeriSource from January 1999 to December 2000. He served as Senior Vice President, Chief Financial Officer from 1997 to 1999 and Vice President, Chief Financial Officer and Treasurer of AmeriSource from 1995 to 1997.

     Mr. Dimick has served as Executive Vice President and Chief Financial Officer of the Company since the Merger Date. Mr. Dimick served as Senior Executive Vice President and Chief Financial Officer of Bergen from 1992 to the Merger Date and was formerly Bergen's Vice President, Finance from 1991 to 1992. He was also President of Bergen Brunswig Specialty Company from September 1996 to August 2000.

     Mr. Carpenter has served as Senior Vice President of the Company and President of PharMerica, Inc. since the Merger Date. Mr. Carpenter served as Senior Executive Vice President of Bergen from 1996 to the Merger Date and President of PharMerica, Inc. from April 1999 to the Merger Date. Prior to that, he was Chief Procurement Officer of Bergen, from 1996 to April 1999 and Executive Vice President, Supplier Relations and Operations, Bergen Brunswig Drug Company, from 1995 to 1996.

     Mr. Collis has served as Senior Vice President of the Company and President of AmerisourceBergen Specialty Group since the Merger Date. Mr. Collis served as Senior Executive Vice President of Bergen from February 2000 until the Merger Date and President of ASD Specialty Healthcare, Inc. from September 2000 until the Merger Date. He was also Executive Vice President of ASD Specialty Healthcare, Inc. from 1996 to August 2000.

     Mr. Martini has served as Senior Vice President of the Company and President of AmerisourceBergen Drug Company since the Merger Date. Mr. Martini served as Senior Executive Vice President of Bergen and President of Bergen Brunswig Drug Company, a subsidiary of Bergen, from 1996 to the Merger Date. Prior to that he was Executive Vice President, West Region of Bergen from 1994 to 1996 and Vice President, Quality Organizational Development and Training of Bergen Brunswig Drug Company from 1991 to 1994.

     All of the foregoing officers served as executive officers from the Merger Date to the end of fiscal year 2001. Other than as set forth in Agreements With Employees below, there are no arrangements or understandings between any of the executive officers and any other person pursuant to which he was elected an officer. Other than Messrs. Robert E. Martini and Brent R. Martini, who are father and son, there are no family relationships between any director, executive officer, or nominee for director.

SUMMARY COMPENSATION OF EXECUTIVE OFFICERS

     The Company began operation as a combined company on August 29, 2001. The information shown below reflects the annual and long-term compensation, from all sources, of the Chief Executive Officer of the Company and the other four most highly compensated executive officers of the Company at September 30, 2001 (the "Named Executive Officers"). The compensation reported below for the fiscal year ended September 30, 2001 is for services rendered in all capacities to the Company and its subsidiaries from the Merger Date to September 30, 2001, and to AmeriSource or Bergen and their respective subsidiaries, as applicable, for the period from October 1, 2000 to the Merger Date. The compensation reported below for the fiscal years ended September 30, 2000 and 1999 is for services rendered in all capacities to AmeriSource and Bergen and their respective subsidiaries, as applicable.

                           SUMMARY COMPENSATION TABLE

                                  ANNUAL COMPENSATION                                  LONG TERM COMPENSATION
                             ------------------------------               -------------------------------------------------
                                                                                   AWARDS                   PAYOUTS
                                                                OTHER     ------------------------   ----------------------
                                                               ANNUAL     RESTRICTED    SECURITIES                ALL OTHER
                                                              COMPENSA-      STOCK      UNDERLYING      LTIP      COMPENSA-
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)(1)    TION($)    AWARD(S)($)   OPTIONS(#)   PAYOUTS($)    TION($)
---------------------------  ----   ---------   -----------   ---------   -----------   ----------   ----------   ---------
R. David Yost..............  2001    563,942      642,250          --         --         180,000        --             --
President and Chief          2000    525,000      592,250          --         --          75,000        --             --
Executive Officer            1999    438,433      350,000          --         --          80,000        --             --

Kurt J. Hilzinger..........  2001    362,884      406,100          --         --         175,000        --             --
Executive Vice President
  and                        2000    340,000      370,600          --         --          60,000        --             --
Chief Operating Officer      1999    289,010      300,000          --         --          70,000        --             --

Neil F. Dimick.............  2001    450,000      486,000      58,560(2)(3)   --          72,013        --             --
Executive Vice President
  and                        2000    425,000      191,300      57,290         --         180,000        --             --
Chief Financial Officer      1999    425,000      178,150      51,411         --          35,000        --             --

Charles J. Carpenter.......  2001    350,000      335,800          --(2)      --          42,314        --             --
Senior Vice President and    2000    300,000      135,100          --         --         175,000        --             --
President, PharMerica, Inc.  1999    300,000      119,675          --         --          25,000        --             --

Brent R. Martini...........  2001    375,000      230,000      63,261(2)(4)   --          42,647        --             --
Senior Vice President and    2000    325,000      124,400          --         --         175,000        --             --
President,
AmerisourceBergen            1999    325,000      170,300          --         --          25,000        --             --
Drug Company

---------------
(1) The amounts shown consist of cash bonuses earned in the fiscal year identified but paid in the subsequent fiscal year.

(2) Does not include certain payments made to Messrs. Dimick, Carpenter and Martini made pursuant to letter agreements with Messrs. Dimick, Carpenter and Martini dated July 27, 2001, which are described under "Agreements With Employees."

(3) Includes $29,552 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest payable by Mr. Dimick on the loans described under "Certain Transactions."

(4) Includes $19,912 of imputed compensation reflecting the difference between the average market interest rate for the Company and the interest payable by Mr. Martini on the loans described under "Certain Transactions."

STOCK OPTIONS

OPTION GRANTS IN FISCAL YEAR 2001

     The following table sets forth certain information with respect to options granted to and exercised by the Named Executive Officers during fiscal year 2001 pursuant to the AmeriSource 2001 Stock Option Plan, the AmeriSource 1999 Stock Option Plan or the Bergen 1999 Management Stock Incentive Plan. These grants were made as options to purchase AmeriSource or Bergen common stock, as applicable, and were converted into options to purchase Company Common Stock at the effective time of the Merger. These options are reflected in the Summary Compensation Table above and are presented as the right to purchase that number of shares of the Company that such options were converted into in connection with the Merger.

                                                 INDIVIDUAL GRANTS
                                              ------------------------
                                               % OF TOTAL
                               NUMBER OF        OPTIONS/
                              SECURITIES          SARS        EXERCISE
                              UNDERLYING       GRANTED TO     OR BASE                        GRANT DATE
                             OPTIONS/SARS     EMPLOYEES IN     PRICE                           PRESENT
NAME                         GRANTED(#)(1)    FISCAL YEAR      ($/SH)     EXPIRATION DATE    VALUE($)(4)
----                         -------------    ------------    --------    ---------------    -----------
R. David Yost..............      80,000(2)                     44.125            01/22/11     1,736,800
                                100,000(3)         4.7         64.020            09/17/11     3,023,000

Kurt J. Hilzinger..........      75,000(2)                     44.125            01/22/11     1,628,250
                                 25,000                        53.780            03/09/11       657,750
                                 75,000(3)         4.6         64.020            09/17/11     2,267,250

Neil F. Dimick.............      11,099(2)                     33.608            11/15/10       221,203
                                 10,914                        54.446            08/08/11       355,360
                                 50,000(3)         1.2         64.020            09/17/11       755,750

Charles J. Carpenter.......       9,249(2)                     33.608            11/15/10       184,333
                                  8,065                        54.446            08/08/11       262,596
                                 25,000(3)         1.1         64.020            09/17/11       755,750

Brent R. Martini...........      11,099(2)                     33.608            11/15/10       221,203
                                  6,548                        54.446            08/08/11       213,203
                                 25,000(3)         1.1         64.020            09/17/11       755,750

---------------
(1) The options granted to Messrs. Yost and Hilzinger, unless otherwise noted, vest 25% one year after the date of grant and then 25% per year thereafter. The options granted to Messrs. Dimick, Carpenter and Martini, unless otherwise noted, generally vest 33 1/3% one year after the date of grant and then 33 1/3% per year thereafter.

(2) Pursuant to the Merger Agreement dated March 16, 2001, all options granted prior to February 15, 2001 became fully vested on August 28, 2001, but shall not become exercisable until August 29, 2002.

(3) All options granted on September 17, 2001 to Messrs. Yost, Hilzinger, Dimick, Carpenter and Martini vest 25% one year after the date of grant and then 25% per year thereafter.

(4) Present values were calculated using the Black-Scholes option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price as of the date of exercise over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of the stock options ranged from $19.93 to $32.56 based on the following defined option terms and assumptions: (i) grant prices ranging from $33.608 to $64.02; (ii) exercise prices ranging from $33.608 to $64.02; (iii) expected life ranging from four to five years; (iv) risk-free interest rates ranging from 4.0% to 5.6%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (v) a dividend yield of .2%, representing the stock's current yield; and (vi) stock price volatility rates ranging from .497 to .785.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001 AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information regarding the number of exercised options to purchase AmeriSource or Bergen common stock, as applicable, or Company Common Stock and the value of unexercised in-the-money options held by the Named Executive Officers as of September 30, 2001, presented as that number of shares of the Company that such options were converted into in connection with the Merger.

                                                               NUMBER OF            VALUE OF
                                                              SECURITIES           UNEXERCISED
                                                              UNDERLYING          IN-THE-MONEY
                                  SHARES                     OPTIONS/SARS         OPTIONS/SARS
                                 ACQUIRED        VALUE       AT FY-END(#)         AT FY-END($)
                                ON EXERCISE    REALIZED      EXERCISABLE/         EXERCISABLE/
NAME                                (#)           ($)        UNEXERCISABLE      UNEXERCISABLE(1)
----                            -----------    ---------    ---------------    -------------------
R. David Yost.................    80,000       1,256,520    176,250/298,750    7,622,750/8,419,000
Kurt J. Hilzinger.............    24,000         235,280    135,000/270,000    5,819,500/7,397,688
Neil F. Dimick................         0             N/A    142,436/144,781    3,954,338/4,584,610
Charles J. Carpenter..........     6,434               0     84,257/111,690    1,604,654/4,204,966
Brent R. Martini..............     1,457          18,141    106,353/112,023    2,608,190/4,249,012

---------------
(1) Value calculated as the difference between the fair market value of the Common Stock on September 28, 2001 and the option exercise price.

PENSION PLANS

     AmeriSource and Bergen, each a wholly owned subsidiary of the Company, continued to maintain separate retirement plans covering their respective employees following the Merger. It is anticipated that these separate retirement plans will be superseded by one or more integrated retirement plans of the Company effective July 1, 2002.

     AMERISOURCE CORPORATION PARTICIPATING COMPANIES PENSION PLAN.   AmeriSource
maintains a qualified defined benefit pension plan providing pension benefit coverage for employees of AmeriSource who meet the plan's eligibility requirements. Employees first hired after September 14, 2001 are not eligible to participate in the pension plan.

     Under AmeriSource's pension plan, the executive officers compensated by AmeriSource are entitled to annual pension benefits at age 65 equal to the number of years of credited service multiplied by 1% of average annual compensation earned during the three consecutive years within the last ten years of participation in the pension plan which yield the highest average.

     All pension plan costs are paid by AmeriSource and the pension plan and benefits are funded on an actuarial basis. Compensation earned by executive officers for purposes of the plan includes salaries and bonuses set forth in the cash compensation table under "Summary Compensation Table" above, except that compensation recognized under the plan may not exceed certain limits, as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. For 2001, the compensation limit was $170,000.

     As of October 1, 2001, the years of credited service for each of the named executive officers of the Company were as follows: R. David Yost -- 27.08 years and Kurt J. Hilzinger -- 10.58 years.

     As required by ERISA and the Code, the pension plan limits the maximum annual benefits payable at Social Security retirement age as a single life annuity to the lesser of $90,000, with cost-of-living adjustments, or 100% of a plan participant's average total taxable earnings during his highest three consecutive calendar years of participation, subject to certain exceptions for benefits which accrued prior to September 30, 1988. For 2001, the annual benefit limit was $140,000.

     AMERISOURCE CORPORATION SUPPLEMENTAL RETIREMENT PLAN. AmeriSource also maintains a Supplemental Retirement Plan (the "Supplemental Plan"). Coverage under the Supplemental Plan is limited to certain participants in AmeriSource's pension plan whose benefits under the pension plan are limited due to (i) restrictions imposed by the Code on the amount of benefits to be paid from a tax-qualified plan,

(ii) restrictions imposed by the Code on the amount of an employee's compensation that may be taken into account in calculating benefits to be paid from a tax-qualified plan, or (iii) any reductions in the amount of compensation taken into account under the pension plan due to an employee's participation in certain deferred compensation plans sponsored by AmeriSource or one of its subsidiaries.

     The Supplemental Plan provides for a supplement to the annual pension benefit paid under AmeriSource's pension plan to certain participants who have been employed by AmeriSource for five continuous years or who suffer a total and permanent disability while employed by AmeriSource or one of its subsidiaries, and to the pre-retirement death benefits payable under the pension plan on behalf of such participants who die with a vested interest in AmeriSource's pension plan. The amount of the supplement will be the difference, if any, between the pension or pre-retirement death benefit paid under AmeriSource's pension plan and that which would otherwise have been payable but for the restrictions imposed by the Code and any reduction in the participant's compensation for purposes of AmeriSource's pension plan due to his participation in certain deferred compensation plans of AmeriSource or one of its subsidiaries.

     The following table shows estimated aggregate annual retirement benefits that would be payable to participants under AmeriSource's pension plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS ($)
                       BASED ON YEARS OF CREDITED SERVICE

FINAL AVERAGE
REMUNERATION                                 10          20          30          35
-------------                             --------    --------    --------    --------
 100,000................................    10,000      20,000      30,000      35,000
 150,000................................    15,000      30,000      45,000      52,500
 200,000................................    20,000      40,000      60,000      70,000
 250,000................................    25,000      50,000      75,000      87,500
 300,000................................    30,000      60,000      90,000     105,000
 500,000................................    50,000     100,000     150,000     175,000
 600,000................................    60,000     120,000     180,000     210,000
 700,000................................    70,000     140,000     210,000     245,000
 800,000................................    80,000     160,000     240,000     280,000
 900,000................................    90,000     180,000     270,000     315,000
1,000,000...............................   100,000     200,000     300,000     350,000

     BERGEN BRUNSWIG CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN. Bergen maintains a non-qualified executive retirement plan ("SERP") providing benefits to persons in specified compensation and years of service classifications. Benefits also remain payable under Bergen's Capital Accumulation Plan ("CAP"), which was the predecessor plan to the SERP and which was frozen to all employee participants on October 7, 1987.

     On July 27, 2001 Messrs. Dimick, Carpenter and Martini entered into the Agreements (as defined below in "Agreements With Employees") with the Company. Pursuant to the Agreements, among other things, Messrs. Dimick, Carpenter and Martini released all their claims to benefits under the SERP and the CAP. Although the SERP is still in effect, Messrs. Dimick, Carpenter and Martini have not accrued any benefits under the SERP since July 27, 2001.

     Under the SERP, no benefits are earned or accrued until the participant has been employed by Bergen for a continuous five full years. Compensation for a particular year as used for the calculation of retirement benefits under the SERP includes base salary and bonuses received during the year (including salary deferred under a salary reduction arrangement) and excludes all other compensation. Benefits, which are designed to be a certain percentage of the participant's average monthly compensation over the three calendar years in which the participant received his or her highest earnings during the participant's last five years of service, are reduced by the following approximate amounts: (i) the participant's primary insurance amount payable under the Social Security Act at retirement age, (ii) the participant's benefit under the CAP, (iii) an annuitized amount of the employer's contribution towards Bergen's PIRA Plus Plan, and (iv) any amounts owed by a participant to Bergen (except to the extent that such amount owed is under a program that expressly provides that there will not be an offset).

     Benefits are payable under the SERP in the form of a joint and survivor annuity, consisting of monthly payments to each participant for his or her life and, upon his or her death, a specified percentage of his or her monthly benefit to his or her surviving beneficiary for the beneficiary's remaining life. In the alternative, a participant may elect to receive his or her benefit in a lump sum. Bergen may direct that any vested benefit of a participant be paid in a lump sum upon the death of the participant. A $5,000 funeral benefit is available to a participant's estate. Generally, the CAP benefit is a monthly retirement benefit paid over a specified number of months that, at the election of a participant, may be paid in a lump sum. Upon a change in control (as defined in the CAP and SERP), certain senior executive officers' benefits payable under the SERP would be accelerated such that their credited years of service in these plans would be as if they had attained the normal retirement age. In addition, a master trust (the assets of which are subject to the claims of Bergen's general creditors) for certain executive officer deferral plans has been established to preserve these and certain other executive benefits.

     The following table shows the estimated annual benefits payable under the SERP to eligible participants at age 62, based on a joint and 75 percent survivor annuity form of retirement income. The table also includes benefits payable to participants under the CAP.

                    ESTIMATED ANNUAL RETIREMENT BENEFITS ($)
                       BASED ON YEARS OF CREDITED SERVICE

AVERAGE ANNUAL COMPENSATION
DURING HIGHEST OF FINAL
FIVE YEARS BEFORE RETIREMENT                 10          20          30          40
----------------------------              --------    --------    --------    --------
 200,000................................    54,000      94,000      94,000      94,000
 400,000................................   132,800     212,800     212,800     212,800
 600,000................................   212,000     332,000     332,000     332,000
 800,000................................   291,200     451,200     451,200     451,200
1,000,000...............................   370,400     570,400     570,400     570,400

RETIRED OFFICERS' MEDICAL PLAN

     Bergen maintains an unfunded, non-qualified Retired Officers' Medical Plan (the "ROM Plan") available to certain named officers of Bergen and their spouses, including executive officers now retired from Bergen. The ROM Plan provides for payment of the participant's medical, dental, vision and prescription expenses at a level commensurate with Bergen's medical benefit plans that are in effect upon the executive officer's retirement (as defined in the ROM Plan), but limited to the difference between benefits received from other insurance sources (including governmental programs), if any, and the total expense actually incurred. The duration of the benefit is for the lifetime of the executive officer and the executive officer's spouse at the time of such officer's retirement. Based upon the various eligibility criteria under the ROM Plan,

Messrs. Dimick, Carpenter and Martini presently are eligible to receive benefits upon their retirement from the Company. Messrs Yost and Hilzinger will not at any time be eligible to receive benefits under the ROM Plan.

AGREEMENTS WITH EMPLOYEES

     Effective August 1, 1997, AmeriSource entered into employment agreements (the "Employment Agreements") with Messrs. Yost and Hilzinger. In connection with the Merger, the Employment Agreements were assumed by the Company. The Employment Agreements provide for three-year terms of employment, with an automatic one-year extension on each anniversary date, annual base salaries substantially commensurate with present levels, and incentive compensation, bonuses and benefits in accordance with the Company's prevailing practices from time to time.

     Each Employment Agreement includes a customary termination for cause provision, whereupon the Company's obligations under the respective Employment Agreement would cease by a majority vote of the Board of Directors. The Company would also be able to terminate the employment of the employee without cause, whereupon the Company would remain obligated to pay the greater of (i) one year of such employee's then-current salary and (ii) the base salary of the employee for the balance of the term of the Employment Agreement. The Employment Agreements also provide for acceleration of all or a portion of the employee's stock options then outstanding upon a termination without cause that occurs prior to certain circumstances. Each Employment Agreement prohibits direct and indirect competition with the Company for a period of one year after termination of employment. The Employment Agreements also contain customary prohibitions against the disclosure of confidential information and the solicitation of the Company's employees and customers.

     The Employment Agreements provide for certain payments and other benefits as the result of the termination of the Employment Agreements upon a change of control of the Company. The Employment Agreements were filed with the Securities and Exchange Commission ("SEC") as exhibits to AmeriSource's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. The foregoing description is qualified in its entirety by reference to such exhibits.

     In April 1994 the Board of Directors of Bergen authorized Bergen to enter into written employment agreements (the "Bergen Employment Agreements") and severance agreements (the "Severance Agreements") with certain executive officers of Bergen, including Mr. Dimick. Similar agreements were entered into in September 1995 with Messrs. Carpenter and Martini.

     Each of the Bergen Employment Agreements was for a term of three years. The Employment Agreements automatically extended on a monthly basis so that the outstanding term was always three years, subject to the option of either party to terminate the automatic extension provisions at any time. That evergreen provision was terminated on the Merger Date. Pursuant to each Bergen Employment Agreement, each of Messrs. Dimick, Carpenter and Martini is to receive his then effective annual base compensation, a bonus that shall be equal to that paid to other executive officers at the same level, but, in no event less than fifty percent of the average of the Named Executive Officer's previous three annual bonuses, and other benefits and allowances. In the event of death or disability, each of Messrs. Dimick, Carpenter and Martini or their respective beneficiaries, as the case may be, will receive the compensation provided for under his Bergen Employment Agreement for the term of the agreement, calculated as if notice to terminate had been given 30 days prior to such event.

     Pursuant to the Bergen Employment Agreements, Messrs. Dimick, Carpenter and Martini may be terminated (i) upon written notice of termination delivered to the Company by Messrs. Dimick, Carpenter and Martini, as the case may be, except for "good reason," (ii) by mutual agreement between Messrs. Dimick, Carpenter and Martini and Bergen, or (iii) by the Company for cause. If a Bergen

Employment Agreement is terminated by Bergen for any other reason, or if Messrs. Dimick, Carpenter and Martini, as the case may be, terminates his employment for good reason (including, but not limited to, an adverse change in his position from that held by Messrs. Dimick, Carpenter and Martini, as the case may be, that existed at the time he entered into his Bergen Employment Agreement), he will be entitled to damages. The Merger gave each of Messrs. Dimick, Carpenter and Martini "good reason" to terminate his employment.

     By letter agreements dated July 27, 2001 (the "Agreements"), the Company and Messrs. Dimick, Carpenter and Martini agreed to a method for calculating the damages payable under the Bergen Employment Agreements under which (i) salary in effect at the time of employment termination is deemed to continue at that rate until the immediately following September 30 and to increase thereafter on each October 1 by 4%, (ii) bonus is to be calculated as the average of the three highest bonuses paid over the preceding five years, which amount will then increase at 4% per annum during the three year period used to calculate damages, and (iii) the value of all other benefits and perquisites will be deemed to be $25,000 per year. The amount so determined is then reduced to present value using a discount rate equal to 120% of the then applicable federal rate determined under section 1274 of the Code, compounded semiannually.

     The Severance Agreements with Messrs. Dimick, Carpenter and Martini, which provide for benefits additional to the Bergen Employment Agreements, require payment of cash and other benefits in the event of a voluntary or involuntary termination of employment within three years following, but only upon, a Change in Control (as defined below) of Bergen. Payment under the Severance Agreements would consist of 2.99 times the annual W-2 compensation paid by Bergen for the most recent five taxable years of Messrs. Dimick, Carpenter and Martini, as the case may be, ending before the date of the Change in Control, if, following the Change of Control, Messrs. Dimick, Carpenter and Martini, as the case may be, is terminated without cause, the employment of Messrs. Dimick, Carpenter and Martini, as the case may be, terminates for any reason within 180 days after the Change in Control, or if Messrs. Dimick, Carpenter and Martini, as the case may be, terminates his employment for good reason (including, but not limited to, an adverse change in his position from his position at the time of the Change of Control). The Severance Agreements continue until three years and one day after a Change in Control or until Messrs. Dimick, Carpenter and Martini, as the case may be, receives the severance payment and other benefits he is entitled to under his Severance Agreement.

     Under the Severance Agreements, the Merger constituted a Change in Control with respect to Bergen. Messrs. Dimick, Carpenter and Martini were each also entitled to a lump sum payment of enhanced benefits under the CAP and the SERP, in the event of a change in control.

     Under the Agreements, the Company and Messrs. Dimick, Carpenter and Martini confirmed that the Merger constituted a change in control within the meaning of the Severance Agreements, the CAP and the SERP, and agreed to terminate the Severance Agreements, the CAP and the SERP, at the Effective Time of the Merger, in exchange for (i) a lump sum cash payment to each affected executive and (ii) a release from that executive in favor of the Company, releasing all claims under his respective Severance Agreement, the CAP and the SERP.

     Pursuant to the Agreements and the accompanying release, Mr. Dimick was paid $1,837,076 on account of his Severance Agreement and $6,045,990 in settlement of his SERP benefits; Mr. Carpenter was paid $1,623,920 on account of his Severance Agreement and $4,185,762 in settlement of his SERP benefits; and Mr. Martini was paid $1,511,794 on account of his Severance Agreement and $3,646,570 in settlement of his SERP benefits. None of Messrs. Dimick, Carpenter or Martini were entitled to benefits under the CAP.

     If any payment or acceleration of any benefits extended from Bergen or the Company to Messrs. Dimick, Carpenter or Martini upon a change of control were to be subject to the excise tax imposed by Section 4999 of the Code, then that executive shall be entitled to receive an additional "gross up bonus" in an amount necessary to provide the executive with sufficient after income tax funds to fully pay all such excise taxes on both the payment and the gross up bonus.

                              CERTAIN TRANSACTIONS

     In April 1990 Bergen's board of directors approved an unfunded deferred compensation loan program available to Bergen's executive officers (the "ELP") for the purpose of providing them with an incentive to remain with Bergen. Under the ELP, loans were available to certain Bergen executive officers, except those serving on Bergen's board of directors. Under the original terms of the ELP, (i) each outstanding loan matures upon the officer's termination of employment unless extended by Bergen's board and is evidenced by a secured promissory note in the principal amount of the loan which bears no interest, (ii) an executive officer could borrow up to 125% of his or her annual salary in effect on the date of any request, and (iii) the value of collateral securing the loan amount must equal at least 125% of the principal loan amount. Although no interest is charged, the employee is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The employee is also deemed to have paid interest in a like amount to Bergen. Under the ELP, Bergen made loans in the amounts of $406,250, $281,250, and $281,250 to Mr. Dimick, Mr. Carpenter and Mr. Martini, respectively.

     In November 1998, Bergen's board of directors adopted an additional loan program available to the Chief Executive Officer of the Company and those executive officers directly reporting to him. Such officers may borrow an amount up to 50% of their annual base salary in effect at the time the loan is granted; provided, however, that 50% of the loan proceeds must be applied by the participant towards the purchase of Common Stock. Although no interest was charged by Bergen to the participant, the participant is deemed by the Internal Revenue Service to have compensation in the amount of interest calculated according to a formula prescribed by the Internal Revenue Service. The participant is also deemed to have paid interest in a like amount to the Company. Such loan amounts become due and payable upon termination of the participant's employment with the Company. As of September 30, 2001, the principal amounts of loans outstanding under the this loan program to the Named Executive Officers were $212,500, $150,000 and $162,500 for Mr. Dimick, Mr. Carpenter, and Mr. Martini, respectively.

     In September 1998, Bergen adopted its 1999 Management Stock Accumulation Plan (the "MSAP"), which was approved by Bergen's stockholders at its 1999 annual meeting, and assumed by the Company in connection with the Merger. This plan is for the purpose of providing incentive for key executive officers to remain with the Company and to encourage ownership by them of the Company's Common Stock.

     Loans granted under the MSAP may be for a term of between one and five years and in an amount not in excess of three times the executive's annual base salary in effect at the time the loan is granted; provided, however, that the aggregate amount of loans issued to any participant under the MSAP may not exceed $1,000,000. No loan may be issued under the MSAP after September 30, 2004. Loans bear interest at a rate determined by the Board (but not less than the applicable federal rate set forth under Section 1274(d) of the Code in the case of any executive who is deemed a "covered employee" under Section 162(m) of the Code), and is payable on the expiration date of the loan term.

     Loans issued under the MSAP are conditioned upon the participant's application of the proceeds thereof towards the purchase of the Company's Common Stock on the open market. The stock so acquired will be held as collateral for the participant's loan. During the term of the loan, the Compensation Committee may award credits to participants based upon the attainment for the applicable performance period of specified performance goals for such period selected by the Compensation Committee. A participant's accumulated credits, if any, shall be applied to the repayment of the loan on the loan expiration date provided that the participant is either employed by the Company or a subsidiary of the Company on the expiration date or ceases to be so employed due to the participant's death, disability, retirement after the age of 65 or involuntary termination of employment other than for cause. In general, in the event of a Change in Control (as defined in the MSAP), each participant who is in the employ of the Company or any subsidiary of the Company at such time will continue to be awarded credits for the remainder of the term of the loan(s) in an amount, or at a rate, which is not less than the greater of the highest amount, or rate, of credits earned by such participant during any year of the loan preceding the Change in Control or earned by another participant in any year following the Change in Control. As of September 30, 2001, there were no loan amounts outstanding under the MSAP.

     The loans made under the ELP in the amounts of $406,250, $281,250, and $281,250 to Mr. Dimick, Mr. Carpenter and Mr. Martini, respectively, were forgiven by Bergen in August 2001. In order to enable Messrs. Dimick, Carpenter and Martini to pay the income tax they each incurred as a result of the forgiveness of their loans, Bergen then made additional loans in the amounts of $180,000, $125,000 and $125,000 to Mr. Dimick, Mr. Carpenter, and Mr. Martini, respectively. Such loan amounts become due and payable upon the later to occur of August 7, 2004 and the termination of the executive's employment with the Company. As of September 30, 2001, the principal amounts outstanding under these loans to Mr. Dimick, Mr. Carpenter and Mr. Martini were $180,000, $125,000 and $125,000, respectively.

     Mr. Dimick's employment with the Company will be terminated during the first half of 2002. In connection with that termination, Mr. Dimick and the Company have agreed that Mr. Dimick will grant the Company a release of claims that he might otherwise have against the Company, under his Employment Agreement or otherwise, and agrees not to accept employment with two of the Company's major competitors before May 2005. In exchange Mr. Dimick will be paid (i) the amount of damages calculated in accordance with the methodology agreed to in the July 27, 2001 letter agreements, approximately $2,788,000, (ii) will be released from the obligation to mitigate damages contained in his Employment Agreement, and (iii) will be provided office space and secretarial support for up to one year following his termination. He will also be allowed to exercise any options he currently holds to acquire Company stock until September 28, 2002, except that those that would otherwise have been exercisable for one year following the termination of his employment will be exercisable for one year from the date he terminates his service.

                         STOCKHOLDER RETURN PERFORMANCE

     The Merger occurred on August 29, 2001 and the Company's Common Stock began trading on the New York Stock Exchange on August 30, 2001. As a result, the cumulative total stockholder return on the Common Stock of the Company cannot be provided for any period before that date.

     The following graph compares the percentage change in cumulative total stockholder return on AmeriSource's common stock against the cumulative total return of the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") from the market close on September 30, 1996 to September 30, 2001. Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) and (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on September 30, 1996 in AmeriSource common stock and in each index.

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
            AMONG AMERISOURCE HEALTH CORPORATION, THE S&P 500 INDEX
                                AND A PEER GROUP
[LINE GRAPH]

                                                       AMERISOURCE
                                                   HEALTH CORPORATION              PEER GROUP                   S & P 500
                                                   ------------------              ----------                   ---------
9/96                                                     100.00                      100.00                      100.00
9/97                                                     131.32                      153.71                      140.45
9/98                                                     122.33                      244.41                      153.15
9/99                                                     106.46                      148.94                      195.74
9/00                                                     211.24                      212.27                      221.74
8/29/01                                                  285.39                      266.64                      177.00

              * $100 INVESTED ON 09/30/96 IN STOCK OR INDEX -
                INCLUDING REINVESTMENT OF DIVIDENDS.

     The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Cardinal Health, Inc. and McKessonHBOC Inc.

     The following graph compares the percentage change in cumulative total stockholder return on Bergen's common stock against the cumulative total return of the Standard & Poor's 500 Index and an index of peer companies selected by the Company (the "Peer Group Index") from the market close on September 30, 1996 to September 30, 2001. Cumulative total return to stockholders is measured by dividing (x) the sum of (i) total dividends for the period (assuming dividend reinvestment) and (ii) per-share price change for the period by (y) the share price at the beginning of the period. The graph is based on an investment of $100 at the market close on September 30, 1996 in Bergen common stock and in each index.

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
              AMONG BERGEN BRUNSWIG CORPORATION, THE S&P 500 INDEX
                                AND A PEER GROUP
[LINE GRAPH]

                                                     BERGEN BRUNSWIG
                                                       CORPORATION                 PEER GROUP                    S&P 500
                                                     ---------------               ----------                    -------
9/96                                                     100.00                      100.00                      100.00
9/97                                                     161.48                      153.71                      140.45
9/98                                                     204.29                      244.41                      153.15
9/99                                                      85.06                      148.94                      195.74
9/00                                                      98.32                      212.27                      221.74
8/29/01                                                  197.25                      266.64                      177.00

              * $100 INVESTED ON 09/30/96 IN STOCK OR INDEX -
                INCLUDING REINVESTMENT OF DIVIDENDS.

     The Peer Group Index (which is weighted on the basis of market capitalization) consists of the Company and the following companies engaged primarily in the wholesale drug distribution business: Cardinal Health, Inc. and McKessonHBOC Inc.

                              INDEPENDENT AUDITORS

     Since 1988, the Company has retained Ernst & Young LLP as its independent auditors and it retained Ernst & Young LLP for the year ending September 30, 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and such representatives will have an opportunity at the Annual Meeting to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the SEC and the New York Stock Exchange. Executive officers, directors and 10% Stockholders are required by SEC regulations to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required from those persons, the Company believes that during the period October 1, 2000 through September 30, 2001, its executive officers, directors and 10% Stockholders complied with all applicable Section 16(a) filing requirements.

                           2003 STOCKHOLDER PROPOSALS

     In the event that a stockholder desires to have a proposal included in the proxy statement and form of proxy for the Annual Meeting of Stockholders to be held in 2003, the proposal must be received by the Company in writing on or before November 30, 2002, by certified mail, return receipt requested, and must comply in all respects with applicable rules and regulations of the SEC, the laws of the State of Delaware and the By-Laws of the Company relating to such inclusion. With respect to a stockholder proposal that is not included in the 2003 proxy statement and form of proxy but which properly comes before the 2003 meeting, if the Company does not receive notice of such proposal, by certified mail, return receipt requested, on or before December 28, 2002, then the proxy solicited by the Board of Directors of the Company for the 2003 meeting may confer discretionary authority with respect to such proposal. Stockholder proposals may be mailed to the Secretary, AmerisourceBergen Corporation, 1300 Morris Drive, Suite 100, Chesterbrook, PA 19087.

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED SEPTEMBER 30, 2001 MAY BE OBTAINED BY ANY STOCKHOLDER, WITHOUT CHARGE, BY ACCESSING THE COMPANY INTERNET SITE AT www.amerisourcebergen.net OR UPON WRITTEN REQUEST DIRECTED TO: CORPORATE & INVESTOR RELATIONS DEPARTMENT, AMERISOURCEBERGEN CORPORATION, 1300 MORRIS DRIVE, SUITE 100, CHESTERBROOK, PA 19087.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 2002 Annual Meeting of Stockholders. However, if any other matter should properly come before the Annual Meeting, the enclosed proxy confers discretionary authority with respect thereto.

                                          By order of the Board of Directors,

                                          /s/ William D. Sprague
                                          WILLIAM D. SPRAGUE
                                          Vice President, General Counsel and
                                          Secretary

Dated: January 22, 2002
       Chesterbrook, Pennsylvania

                                                                      APPENDIX A

              AUDIT AND CORPORATE RESPONSIBILITY COMMITTEE CHARTER

ORGANIZATION

     There shall be a Committee of the Board of Directors to be known as the Audit and Corporate Responsibility Committee. The Committee shall review and reassess the charter at least annually and obtain approval of the Board of Directors. The Committee, including the Chair thereof, shall be appointed by the Board of Directors and shall comprise at least three directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgement as a Committee Member. All Committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

     It is the responsibility of executive management of AmerisourceBergen Corporation (the "Company" or the "Corporation") to prepare financial statements in accordance with generally accepted accounting principles and of the Company's independent auditor to audit those financial statements. The Audit Committee's responsibility is one of oversight and in carrying out its responsibility the Audit Committee is not providing any expert or other special assurance as to the Company's financial statements.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, and investment community relating to the Corporation's financial statements and the financial reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication among the directors, the independent auditor, the internal auditor, and the financial management of the corporation. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Corporation and the power to retain outside counsel, or other experts for this purpose.

RESPONSIBILITIES AND PROCESSES

     In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Corporation are in accordance with all requirements and are of the highest quality. Subject to the Company's by-laws and resolutions of the Board, the Audit Committee shall meet at least four times annually at such times as the Chair of the Committee shall designate.

     In carrying out these responsibilities, the Audit Committee will:

     - Ensure that the outside auditor submits annually a formal written statement delineating all relationships between the auditor and the Company. The Committee is responsible for engaging in a dialogue with the outside auditor with respect to any disclosed circumstances that may impact the objectivity and independence of the outside auditor and for recommending that the Board of Directors take action as necessary in response to the outside auditor's report to satisfy itself of the outside auditor's independence.

     - Review and recommend to the Board of Directors the independent auditor to be selected to audit the financial statements of the corporation and its divisions and subsidiaries. The Committee shall have a clear understanding with management and the independent auditor that the independent auditor is ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Corporation's stockholders.

     - Meet with the independent auditor and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized and at the conclusion thereof to review such audit, including any comments or recommendations of the independent auditor.

     - Review with the independent auditor, the corporation's internal auditor, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper. Furthermore, the Committee annually will review with Internal Audit the Corporation's policy statements as they relate to the code of ethics.

     - Review the internal audit function of the Corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditor.

     - Receive prior to each meeting a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, together with explanations for any deviations from the original plan.

     - Review with management and the independent auditor the financial statements contained in the Annual Report on Form 10-K (or the annual report to stockholders, if distributed prior to the filing of Form 10-K) to determine that the independent auditor is satisfied with the disclosure and content of the financial statements to be presented to the stockholders, including its judgement about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Any changes in accounting principles should be reviewed. Discuss with the independent auditor the matters required by Statement on Auditing Standards No. 61 and based upon the reviews and discussion issue its report for inclusion in the Corporation's proxy statement.

     - The independent auditor shall review the interim financial statements prior to the filing of the Corporation's quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. The Chair of the Committee may represent the entire committee for this purpose.

     - Provide sufficient opportunity for the internal and independent auditor to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the corporation's financial, accounting and auditing personnel, and the level of cooperation that the independent auditor received during the course of the audit.

     - Ensure that a Written Affirmation is filed with the New York Stock Exchange annually in accordance with the rules and regulations of the New York Stock Exchange.

                                                                      APPENDIX B

                         AMERISOURCEBERGEN CORPORATION
                       2002 EMPLOYEE STOCK PURCHASE PLAN

I.  PURPOSE OF THE PLAN

     This 2002 Employee Stock Purchase Plan is intended to promote the interests of AmerisourceBergen Corporation ("the Company") by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in a payroll-deduction based employee stock purchase plan intended to meet the requirements of section 423 of the Code.

     Capitalized terms herein shall have the meanings assigned to such terms in
ARTICLE XII.

II.  ADMINISTRATION OF THE PLAN

     The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate in order to implement the Plan or to comply with the requirements of section 423 of the Code. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.  STOCK SUBJECT TO PLAN

     A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 4,000,000 shares.

     B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.  PURCHASE/HOLDING PERIODS

     A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive purchase periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

     B. Except as otherwise provided in Section VII-G or as otherwise provided by the Plan Administrator, each purchase period shall have a duration of six (6) months. The start date and end date for each purchase period shall be established by the Plan Administrator from time to time.

     C. Except as otherwise provided by the Plan Administrator, a Participant may not dispose of any share of Common Stock purchased under the Plan prior to the later of 18 months from the date of grant of a purchase right or one year after the transfer of the share to the Participant.

V.  ELIGIBILITY

     A. Each individual who (i) is an Eligible Employee on the start date of any purchase period and (ii) has completed thirty (30) days of service with the Company or any Corporate Affiliate prior to such start date shall be eligible to participate in the Plan for that purchase period on such start date.

     B. To participate in the Plan for a particular purchase period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) on or before the 30th day preceding the start date of the purchase period.

VI.  PAYROLL DEDUCTIONS

     A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each purchase period, up to a maximum of twenty-five percent (25%). The deduction rate so authorized shall continue in effect for the entire purchase period. However, the Participant may, at any time during the purchase period, reduce his or her rate of payroll deduction to become effective as soon as possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per purchase period.

     B. Payroll deductions shall begin on the first pay day following the start date of the purchase period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the purchase period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes.

     C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

VII.  PURCHASE RIGHTS

     A. Grant of Purchase Right. A Participant shall be granted a separate purchase right on the start date of each purchase period in which he or she participates. The purchase right shall provide the Participant with the right to purchase shares of Common Stock on the Purchase Date upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

     Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of section 424(d) of the Code or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

     B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised on the Purchase Date, and shares of Common Stock shall accordingly be purchased on behalf of each Participant (other than any Participant whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions below) on such date. The purchase shall be effected by applying the Participant's payroll deductions for the purchase period ending on such Purchase Date (together with any carryover deductions from the preceding purchase period) to the purchase of shares of Common Stock (subject to the limitation on the maximum number of shares purchasable per Participant on any one Purchase Date) at the purchase price in effect for that purchase period.

     C. Purchase Price. The purchase price per share at which Common Stock will be purchased on the Participant's behalf on each Purchase Date shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period or (ii) the Fair Market Value per share of Common Stock on that Purchase Date.

     D. Number of Purchasable Shares. The number of shares of Common Stock purchasable by a Participant on each Purchase Date shall be the number of shares obtained by dividing the amount collected from the Participant through payroll deductions during the purchase period ending with that Purchase Date (together with any carryover deductions from the preceding purchase period) by the purchase price in effect for that Purchase Date. In no event shall fractional shares be purchased under the Plan.

     E. Excess Payroll Deductions. Any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Purchase Date shall be promptly refunded.

     F. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

          (i) A Participant may, at any time prior to the last day of the purchase period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected during the purchase period in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the next Purchase Date. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

          (ii) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the purchase period for which the terminated purchase right was granted. In order to resume participation in any subsequent purchase period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the start date of the new purchase period.

          (iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his or her purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant's payroll deductions for the purchase period in which the purchase right so terminates shall be immediately refunded. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the purchase period in which such leave commences, to (a) withdraw all the funds in the Participant's payroll account at the time of the commencement of such leave or (b) have such funds held for the purchase of shares at the end of such purchase period. In no event, however, shall any further payment deductions be added to the Participant's account during such leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the purchase period in which such leave began.

     G. Corporate Transaction. Each outstanding purchase right shall automatically be exercised immediately prior to the effective date of any Corporate Transaction by applying the payroll deductions of each Participant for the purchase period in which such Corporate Transaction occurs to the purchase of shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the start date of the purchase period in which such Corporate Transaction occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Corporate Transaction. However, the applicable share limitation on the number of shares of Common Stock purchasable per Participant shall continue to apply to any such purchase.

     The Company shall use its best efforts to provide at least ten (10) days prior written notice of the occurrence of any Corporate Transaction, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Corporate Transaction.

     H. Proration of Purchase Rights. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

     I. Assignability. During the Participant's lifetime, the purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant (other than by will or the laws of descent).

     J. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

VIII.  ACCRUAL LIMITATIONS

     A. No participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of section 423 of the Code) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

     B. For purposes of applying such accrual limitations, the following provisions shall be in effect:

          (i) The right to acquire Common Stock under each outstanding purchase right shall accrue on the Purchase Date in effect for the purchase period for which such right is granted.

          (ii) No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

     C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular purchase period, then the payroll deductions which the Participant made during that purchase period with respect to such purchase right shall be promptly refunded.

     D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.  EFFECTIVE DATE AND TERM OF THE PLAN

     A. The Plan was adopted by the Board on January 18, 2002 and shall become effective on such date, provided no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the shareowners of the Company and

(ii) the Company shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any stock exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation. In the event such stockholder approval is not obtained, or such compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial purchase period hereunder shall be refunded.

     B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) January 1, 2012, (ii) the date on which all shares available for issuance under the Plan have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Corporate Transaction. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following its termination.

X.  AMENDMENT OF THE PLAN

     The Board may alter, amend, suspend or discontinue the Plan at any time. However, the Board may not, without the approval of the Company's shareowners,
(i) increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant on any one Purchase Date, except for permissible adjustments in the event of certain changes in the Company's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan. In the event that the Plan is terminated prior to the last day of a purchase period, such purchase period shall be deemed to have ended on the effective date of such termination and there shall be no subsequent purchase periods thereafter.

XI.  GENERAL PROVISIONS

     A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company.

     B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

     C. The provisions of the Plan shall be governed by the laws of the Commonwealth of Pennsylvania, without resort to that Commonwealth's conflict-of-laws rules.

XII.  DEFINITIONS

     The following definitions shall be in effect under the Plan:

          A. BASE SALARY shall mean the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any cash-or-deferred arrangement that meets the requirements of section 401(k) of the Code or any cafeteria benefit program that meets the requirements of section 125 of the Code, now or hereafter established by the Company or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than contributions subject to sections 401(k) and

     125 of the Code) made on the Participant's behalf by the Company or any Corporate Affiliate under any employee benefit or welfare plan now or hereafter established.

          B. BOARD shall mean the Company's Board of Directors.

          C. CODE shall mean the Internal Revenue Code of 1986, as amended.

          D. COMMON STOCK shall mean the Company's common stock.

          E. CORPORATE AFFILIATE shall mean any parent or subsidiary of the Company (as determined in accordance with Code Section 424, whether now existing or subsequently established).

          F. CORPORATE TRANSACTION shall mean either of the following stockholder-approved transactions to which the Company is a party:

             (i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

             (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company in complete liquidation or dissolution of the Corporation.

          G. COMPANY shall mean AmerisourceBergen Corporation, a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of AmerisourceBergen Corporation, which shall, by appropriate action, adopt the Plan.

          H. EFFECTIVE DATE shall mean January 18, 2002, the date the Plan was adopted by the Board. Any Corporate Affiliate which becomes a Participating Company after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

          I. ELIGIBLE EMPLOYEE shall mean any person who is engaged, on a regularly-scheduled basis of: (i) more than twenty (20) but less than thirty (30) hours per week for more than five (5) months per calendar year or (ii) thirty (30) or more hours per week, in the rendition of personal services to any Participating Company as an employee for earnings considered wages under section 3401(a) of the Code.

          J. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

          K. 1933 ACT shall mean the Securities Act of 1933, as amended.

          L. PARTICIPANT shall mean any Eligible Employee of a Participating Company who is actively participating in the Plan.

          M. PARTICIPATING COMPANY shall mean the Company, Amerisource Corporation and its Subsidiaries, Bergen Brunswig Corporation and its Subsidiaries and such other Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees.

          N. PLAN shall mean the Corporation's 2002 Employee Stock Purchase Plan, as set forth in this document.

          O. PLAN ADMINISTRATOR shall mean a committee of two (2) or more Board members appointed by the Board to administer the Plan. Unless otherwise designated by the Board, the Plan Administrator shall be the Compensation Committee of the Board as constituted by the Board from time to time.

          P. PURCHASE DATE shall mean the last business day of each purchase period.

          Q. SUBSIDIARY shall mean any entity that is a subsidiary of a Corporate Affiliate, within the meaning of section 424(f) of the Code.

                          AMERISOURCEBERGEN CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 27, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint Robert E. Martini, R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Westin Philadelphia Hotel, 99 South 17th Street, Philadelphia, Pennsylvania 19103, on February 27, 2002 at 2:00 p.m., and at any and all adjournments and postponements thereof, as follows:



       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)


--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.        PLEASE MARK
                                                                   YOUR VOTES AS
                                                                   INDICATED IN       X
                                                                   THIS EXAMPLE


                                       VOTE         WITHHELD
                                     FOR ALL*       FOR ALL
Item 1.   ELECTION OF FOUR
          DIRECTORS TO CLASS I         [ ]            [ ]

Nominees:

01        Rodney H. Brady
02        Charles H. Cotros
03        Jane E. Henney, M.D.
04        R. David Yost

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

--------------------------------------

Item 2.   APPROVAL OF THE AMERISOURCEBERGEN CORPORATION
          2002 EMPLOYEE STOCK PURCHASE PLAN

                   FOR    AGAINST    ABSTAIN

                   [ ]      [ ]        [ ]




Item 3.   OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.



                                    THIS PROXY WILL BE VOTED IN THE MANNER
                                    DIRECTED HEREIN BY THE UNDERSIGNED
                                    STOCKHOLDER. IF NO DIRECTION IS INDICATED,
                                    THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2
                                    AND WILL GRANT DISCRETIONARY AUTHORITY
                                    PURSUANT TO ITEM 3.

                                    Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


SIGNATURE                           SIGNATURE                           DATE
         -------------------------           -------------------------      --------------

--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *


                            VOTE BY TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

             TELEPHONE                                  MAIL
           1-800-435-6710

Use any touch-tone telephone to                  Mark, sign and date
vote your proxy. Have your proxy         OR        your proxy card
card in hand when you call. You will                     and
be prompted to enter your control                 return it in the
number, located in the box below,               enclosed postage-paid
and then follow the directions given.                 envelope.


                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                          AMERISOURCEBERGEN CORPORATION

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 27, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of AMERISOURCEBERGEN CORPORATION, a Delaware corporation, does hereby constitute and appoint Robert E. Martini, R. David Yost and William D. Sprague, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of AMERISOURCEBERGEN CORPORATION which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at The Westin Philadelphia Hotel, 99 South 17th Street, Philadelphia, Pennsylvania 19103, on February 27, 2002 at 2:00 p.m., and at any and all adjournments and postponements thereof, as follows:


       (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)



--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *




Dear former shareholders of AmeriSource Health Corporation or Bergen Brunswig
Corporation:

Our records indicate that you continue to hold stock certificates for AmeriSource Health Corporation or Bergen Brunswig Corporation.

Until you send in your old certificates, we cannot establish a registered stockholder account for you. Without an account, you will not receive important communications that we send to the registered holders of AmerisourceBergen Corporation.

I urge you to exchange your certificates as soon as possible. If you have any questions or would like assistance with the paperwork call Mellon Investor Services LLC, Exchange Agent at 1-866-203-6613.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.        PLEASE MARK
                                                                   YOUR VOTES AS
                                                                   INDICATED IN       X
                                                                   THIS EXAMPLE


                                       VOTE         WITHHELD
                                     FOR ALL*       FOR ALL
Item 1.   ELECTION OF FOUR
          DIRECTORS TO CLASS I         [ ]            [ ]

Nominees:

01        Rodney H. Brady
02        Charles H. Cotros
03        Jane E. Henney, M.D.
04        R. David Yost

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

--------------------------------------

Item 2.   APPROVAL OF THE AMERISOURCEBERGEN CORPORATION
          2002 EMPLOYEE STOCK PURCHASE PLAN

                   FOR    AGAINST    ABSTAIN

                   [ ]      [ ]        [ ]


Item 3.   OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.



                                    THIS PROXY WILL BE VOTED IN THE MANNER
                                    DIRECTED HEREIN BY THE UNDERSIGNED
                                    STOCKHOLDER. IF NO DIRECTION IS INDICATED,
                                    THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2
                                    AND WILL GRANT DISCRETIONARY AUTHORITY
                                    PURSUANT TO ITEM 3.

                                    Note: Please date this proxy, sign your name exactly as it appears hereon, and return it promptly using the enclosed postage paid envelope. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

SIGNATURE                           SIGNATURE                           DATE
         -------------------------           -------------------------      --------------

--------------------------------------------------------------------------------
                          *   FOLD AND DETACH HERE   *


                            VOTE BY TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME
         MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

             TELEPHONE                                 MAIL
          1-800-435-6710
Use any touch-tone telephone to                  Mark, sign and date
vote your proxy. Have your proxy         OR        your proxy card
card in hand when you call. You will                     and
be prompted to enter your control                 return it in the
number, located in the box below,               enclosed postage-paid
and then follow the directions given.                 envelope.


                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.